Execution Version

SECURITY AGREEMENT

This Security Agreement (the “Security Agreement”), dated as of February 12, 2009, is by and between (i) Neah Power Systems, Inc., a Nevada corporation (the “Debtor”), and (ii) Agile Opportunity Fund, LLC, a Delaware limited liability company (“Agile”), and Capitoline Advisors Inc., a New York corporation (“Capitoline”; together with Agile, the “Secured Parties”, each a “Secured Party”).

Background

1.
The Secured Parties have purchased from the Debtor Original Issue Discount Term Secured Convertible Promissory Notes (the “Notes”) in the aggregate face amount of $262,500.00, pursuant to a Securities Purchase Agreement between the Debtor and the Secured Parties dated as of the date hereof (the “Securities Purchase Agreement”), and, subject to the terms of the Securities Purchase Agreement, may purchase additional Notes in the aggregate face amount of $787,500.00 at Subsequent Closings.  Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Securities Purchase Agreement.

2.	To induce the Secured Parties to purchase the Notes, the Debtor has agreed to provide the Secured Parties with a first priority security interest in the Collateral (as hereinafter defined).

N O W, T H E R E F O R E,

In consideration of the promises and the mutual covenants and agreements herein set forth, and in order to induce the Secured Parties to purchase the Notes, the Debtor hereby agrees with the Secured Parties as follows:

Section 1.          Grant of Security Interest.  The Debtor hereby grants to the Secured Parties, on the terms and conditions hereinafter set forth, a first priority lien and security interest in the collateral hereinafter identified (the “Collateral”).

Section 2.          Collateral.  The Collateral is all tangible and intangible assets of the Debtor of whatever kind and nature (including without limitation all intellectual property of whatever kind or nature of the Debtor including patents, trademarks, tradenames, copyrights and all other intellectual property and any applications or registrations therefore, accounts, chattel paper, commercial tort claims, documents, equipment, farm products, general intangibles, instruments, inventory, investment property, and the stock of all of Debtor’s subsidiaries), in each case whether now owned or hereafter acquired and wherever located, and all proceeds thereof, together with all proceeds, products, replacements and renewals thereof.

Section 3.          Representations and Warranties; Covenants.  The Debtor hereby warrants and covenants as follows:

(a)	The Debtor has title to the Collateral free from any lien, security interest, encumbrance or claim.

(b)	The Debtor will maintain the Collateral so as to preserve its value subject to wear and tear in the ordinary course.

(c)	The Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(d)
The Debtor will pay when due all existing or future charges, liens, or encumbrances on the Collateral, and will pay when due all taxes and assessments now or hereafter imposed or affecting it unless such taxes or assessments are diligently contested by the Debtor in good faith and reasonable reserves are established therefor.

(e)
All information with respect to the Notes and the Collateral and account debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Debtor to the Secured Parties, and all other written information heretofore or hereafter furnished by the Debtor to the Secured Parties, is or will be true and correct in all material respects, as of the date furnished.

(f)
As soon as practicable following the date of execution of this Security Agreement and in any event within 5 business days of such date, the Secured Parties will prepare, execute and file with the Secretary of State in the State of Nevada, a UCC-1 Financing Statement covering the Collateral, naming the Secured Parties as Secured Parties thereunder.

(g)
The Debtor will keep its records concerning the Collateral at its address shown in Section 18 below.  Such records will be of such character as to enable the Secured Parties or their representatives to determine at any time the status thereof, and the Debtor will not, unless the Secured Parties shall otherwise consent in writing, maintain any such record at any other address.

(h)	The Debtor will furnish the Secured Parties information on a quarterly basis concerning the Debtor, the Notes and the Collateral as the Secured Parties may at any time reasonably request.

(i)
The Debtor will permit the Secured Parties and its representatives at any reasonable time on five (5) day prior written notice to inspect any and all of the Collateral, and to inspect, audit and make copies of and extracts from all records and all other papers in possession of the Debtor pertaining to the Notes and the Collateral and will, on request of the Secured Parties, deliver to the Secured Parties all such records and papers for the purpose of enabling the Secured Parties to inspect, audit and copy same.  Any of the Debtor’s records delivered to the Secured Parties shall be returned to the Debtor as soon as the Secured Parties shall have completed its inspection, audit and/or copying thereof.

(j)
The Debtor will, at such times as the Secured Parties may request, deliver to the Secured Parties a schedule identifying the Collateral subject to the security interest of this Security Agreement, and such additional schedules, certificates, and reports respecting all or any of the Collateral at the time subject to the security interest of this Security Agreement, and the items or amounts received by the Debtor in full or partial payment or otherwise as proceeds received in connection with any Collateral.  Any such schedule, certificate or report shall be executed by a duly authorized officer of the Debtor on behalf of the Debtor and shall be in such form and detail as the Secured Parties may specify. The Debtor shall immediately notify the Secured Parties of the occurrence of any event causing loss or depreciation in the value of the Collateral, and the amount of such loss or depreciation.

(k)
If and when so requested by the Secured Parties, the Debtor will stamp on the records of the Debtor concerning the Collateral a notation, in a form satisfactory to the Secured Parties, of the security interest of the Secured Parties under this Security Agreement.

Section 4.      Disposition of Collateral in Ordinary Course.  Debtor shall not sell, transfer, assign, convey, license, grant any right to use or otherwise dispose of any Collateral  except in the ordinary course of business, without the prior written consent of the Secured Parties.

Section 5.      Secured Parties May Perform.  Upon the occurrence and continuation of an “Event of Default” under the Notes, at the option of the Secured Parties, the Secured Parties may discharge taxes, liens or security interests, or other encumbrances at any time hereafter levied or placed on the Collateral; may pay for insurance required to be maintained on the Collateral pursuant to Section 3; and may pay for the maintenance and preservation of the Collateral.  The Debtor agrees to reimburse the Secured Parties on demand for any payment made, or any expense incurred, by the Secured Parties pursuant to the foregoing authorization.  Until the occurrence and continuation of an Event of Default, the Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this the Security Agreement.

Section 6.      Obligations Secured; Certain Remedies.  This Security Agreement secures the payment and performance of all obligations of the Debtor to the Secured Parties under the Notes, whether now existing or hereafter arising and whether for principal, interest, costs, fees or otherwise (collectively, the “Obligations”).  Upon the occurrence and continuation of an Event of Default under the Notes, the Secured Parties may declare all obligations secured hereby immediately due and payable and may exercise the remedies of a secured party under the Uniform Commercial Code.  Without limiting the foregoing, the Secured Parties may require the Debtor to assemble the Collateral and make it available to the Secured Parties at a place to be designated by the Secured Parties which is reasonably convenient to both parties or to execute appropriate documents of assignment, transfer and conveyance, in each case, in order to permit the Secured Parties to take possession of and title to the Collateral.  Unless the Collateral is perishable or threatens to decline rapidly in value or is of a type customarily sold on a recognized market, the Secured Parties will give the Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  The requirements of reasonable notice shall be met if such notice is mailed to the Debtor via registered or certified mail, postage prepaid, at least fifteen (15) days before the time of sale or disposition.  Expenses of retaking, holding, preparing for sale, selling or the like, shall include the Secured Parties’ reasonable attorneys’ fees and legal expenses.

Section 7.      Debtor Remains Liable.  Anything herein to the contrary notwithstanding:

(a)
Notwithstanding the exercise of any remedy available to the Secured Parties hereunder or at law in connection with an Event of Default, the Debtor shall remain liable to repay the balance remaining unpaid and outstanding under the Notes after the value or proceeds received by the Secured Parties in connection with such remedy is subtracted.  The Secured Parties shall promptly deliver and pay over to the Debtor any portion of the value or proceeds received in connection with such remedy that remains after the unpaid and outstanding portion of the Notes is paid in full.

(b)
The Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed.

(c)	The exercise by the Secured Parties of any of its rights hereunder shall not release the Debtor from any of its duties or obligations under any such contracts or agreements included in the Collateral.

(d)
The Secured Parties shall not have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Secured Parties be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 8.      Security Interest Absolute.  All rights of the Secured Parties and the security interests granted to the Secured Parties hereunder shall be absolute and unconditional, to the maximum extent permitted by law, irrespective of:

(a)	Any lack of validity or enforceability of the Notes or any other document or instrument relating thereto;

(b)
Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations or any other amendment to or waiver of or any consent to any departure from the Notes or any other document or instrument relating thereto;

(c)
Any exchange, release or non-perfection of any collateral (including the Collateral), or any release of or amendment to or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

(d)	Any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Debtor, a guarantor or a third party grantor of a security interest.

Section 9.        Additional Assurances.  At the request of the Secured Parties, the Debtor will join in executing or will execute, as appropriate, all necessary financing statements in a form satisfactory to the Secured Parties, and the Debtor will pay the cost of filing such statements, including all statutory fees.  The Debtor will further execute all other instruments deemed necessary by the Secured Parties and pay the cost of filing such instruments.  The Debtor warrants that no financing statement covering Collateral or any part or proceeds thereof is presently on file in any public office.  The Debtor covenants that it will not grant any other security interest in the Collateral without first obtaining the written consent of the Secured Parties.

Section 10.     Representations, Warranties and Covenants Concerning Debtor’s Legal Status.

(a)           The Debtor has previously executed and delivered to the Secured Parties a Perfection Certificate in the form of Schedule I hereto.  The Debtor represents and warrants to the Secured Parties as follows:

(i)	Debtor’s exact legal name is as indicated on the Perfection Certificate and on the signature page hereof;

(ii)	Debtor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate;

(iii)	the Perfection Certificate accurately sets forth Debtor’s organizational identification number or accurately states that Debtor has none;

(iv)	the Perfection Certificate accurately sets forth Debtor’s place of business or, if more than one, its chief executive office as well as Debtor’s mailing address, if different; and

(v)	all other information set forth on the Perfection Certificate is accurate and complete.

(b)	The Debtor covenants with the Secured Parties as follows:

(i)
without providing 15 days prior written notice to the Secured Parties, Debtor will not change its name, its place of business, or, if more than one, its chief executive offices or its mailing address or organizational identification number, if it has one

(ii)	if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify the Secured Parties of such organizational identification number; and

(iii)
Debtor will not change its type of organization, jurisdiction of organization or other legal structure, without thirty (30) days prior written notice to the Secured Parties and following any such notice will cooperate with the Secured Parties to execute and deliver any documents or instruments requested by the Secured Parties in order to maintain the Secured Parties' perfected security interests hereunder.

Section 11.    Expenses.  The Debtor will upon demand pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Parties may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral upon the occurrence and continuation of an Event of Default, (ii) the exercise or enforcement of any of the rights of the Secured Parties hereunder, or (iii) the failure by the Debtor to perform or observe any of the provisions hereof.

Section 12.    Notices of Loss or Depreciation.  The Debtor will immediately notify the Secured Parties of any claim, suit or proceeding against any Collateral or any event causing loss or depreciation in the value of Collateral, including the amount of such loss or depreciation

Section 13.    No Waivers.  No waiver by the Secured Parties of any default shall operate as a waiver of any other default or of the same default on any subsequent occasion.

Section 14.    Successor and Assigns.  The Secured Parties shall have the right to assign this Security Agreement and its rights hereunder without the consent of the Debtor.  All rights of the Secured Parties shall inure to the benefit of the successors and assigns of the Secured Parties.  All obligations of the Debtor shall be binding upon the Debtor’s successors and assigns.

Section 15.    No Grant of Security Interest on Assets.  The Debtor covenants that it shall not grant a security interest in any of its assets, tangible or intangible, except for the security interest granted in the Collateral to the Secured Parties hereunder.

Section 16.    Governing Law; Jurisdiction.  This Security Agreement shall be governed by the laws of the State of New York, without giving effect to such jurisdiction’s principles of conflict of laws, except to the extent that the validity or the perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.  Each of the parties hereto submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in federal or state courts located within New York County in the State of New York.

Section 17.    Counterparts.  This Security Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Section 18.    Remedies Cumulative.  The rights and remedies herein are cumulative, and not exclusive of other rights and remedies which may be granted or provided by law.

Section 19.    Notices.  Any demand upon or notice to the Debtor hereunder shall be effective when delivered by hand or when properly deposited in the mails postage prepaid, or sent by electronic facsimile transmission, receipt acknowledged, or delivered to an overnight courier, in each case addressed to the Debtor at the address shown below or as it appears on the books and records of the Secured Parties.  Demands or notices addressed to any other address at which the Secured Parties customarily communicates with the Debtor also shall be effective.  Any notice by the Debtor to the Secured Parties shall be given as aforesaid, addressed to the Secured Parties at the address shown below or such other address as the Secured Parties may advise the Debtor in writing:

If to the Secured Parties:	Agile Opportunity Fund, LLC
1175 Walt Whitman Road, Suite 100A
Melville, NY 11747
Attn: David Propis

With a copy to:	Westerman Ball Ederer Miller & Sharfstein, LLP
170 Old Country Road
Mineola, NY 11501
Attn: Alan C. Ederer, Esq.

If to the Debtor:	Neah Power Systems, Inc.
22122 20th Avenue SE, Suite 142
Bothell, WA 98021
Attn: Chris D’Couto

With a copy to:	Seyfarth Shaw LLP
975 F Street, N.W.
Washington, D.C. 20004
Attn: Ernest M. Stern, Esq.

Section 20.    Entire Agreement.  This Security Agreement and the documents and instruments referred to herein embody the entire agreement entered into between the parties relating to the subject matter hereof, and may not be amended, waived, or discharged except by an instrument in writing executed by the Secured Parties.

  Section 21.      Termination.  This Security Agreement shall terminate upon the repayment in full of the Notes or conversion in full thereof upon which the Secured Parties shall cooperate in the filing of the necessary or appropriate documents and instruments to release the security interest created hereby and will execute and deliver any and all documents and/or instruments reasonably requested by Debtor in connection therewith.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, by their duly authorized agents, have executed this Security Agreement as of the date set forth above.

NEAH POWER SYSTEMS, INC.

By:
Name: Chris D’Couto
Title: CEO

AGILE OPPORTUNITY FUND, LLC
By: AGILE INVESTMENTS, LLC, Managing Member

By:
Name: David I. Propis
Title: Managing Member

CAPITOLINE ADVISORS INC.

By:
Name:
Title:

SCHEDULE I

PERFECTION CERTIFICATE

The undersigned, the Chief Executive Officer of Neah Power Systems, Inc., a Nevada corporation (the "Company"), hereby certifies, with reference to a certain Security Agreement, dated as of February 12, 2009 (terms defined in such Security Agreement having the same meanings herein as specified therein), between the Company and the Secured Parties named therein (the "Secured Parties"), to the Secured Parties as follows:

1.           Name.                      The exact legal name of the Company as that name appears on its Certificate of Incorporation is as follows:  Neah Power Systems, Inc.

2.           Other Identifying Factors.

(a) The following is the mailing address of the Company:

Address	County	State

22122 20th Avenue SE, Suite 142
Bothell, WA 98021		Washington

(b)           If different from its mailing address, the Company’s place of business or, if more than one, its chief executive office is located at the following address:

Address	County	State

(c)           The following is the type of organization of the Company:  Corporation

(d)           The following is the jurisdiction of the Company’s organization: Nevada

(e)           The following is the Company's state issued organizational identification number:  ___________________

3.           Other Names, Etc.

The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

4.           Other Current Locations.

(a)           The following are all other locations in the United States of America in which the Company maintain any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

Address	County	State

(b)           The following are all other places of business of the Company in the United States of America:

Address	County	State

(c)           The following are all other locations in the United States of America where any of the Collateral consisting of inventory or equipment is located:

Address	County	State

(d)           The following are the names and addresses of all persons or entities other than the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment:

Name	Mailing Address	County	State

IN WITNESS WHEREOF, I have hereunto signed this Perfection Certificate on February 12, 2009.

Name:	Chris D’Couto
Title:	CEO